Exhibit 107

Calculation of Filing Fee Tables

S-1/A

(Form Type)

CW Petroleum Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Units, each consisting of one share of Common Stock, par value $0.0001 per share, and two Warrants, each Warrant to purchase one share of Common Stock(1)(2)
	Equity	Common Stock, par value $0.0001 per share, included in the Unit	457	(o)	3,157,894	$4.75	14,999,996.50	$92.70 per $1,000,000	$1,390.50	$1,599.08
	Equity	Warrant to purchase one share of Common Stock, included in the Unit(4)	457	(g)
	Equity	Warrant to purchase one share of Common Stock, included in the Unit(4)	457	(g)
	Equity	Shares of Common Stock issuable upon exercise of the two Warrants	457	(o)	6,315,788	$4.75	$29,999,993.00	$92.70 per $1,000,000	$2,781.00	$1,596.48
	Equity	Two Warrants to purchase one share of Common Stock each, included in the Over-Allotment Option (3)(4)	457	(g)
	Equity	Shares of Common Stock issuable upon the exercise of the Over-Allotment Option(5)	457	(o)	1,421,052	$4.75	$6,749,997.00	$92.70 per $1,000,000	$625.73	$0
	Equity	Representative’s Warrants (4)	457	(g)
	Equity	Common Stock underlying Representative’s Warrants (1)(6)	457	(o)	157,895	$5.9375	$937,501.56	$92.70 per $1,000,000	$86.91	$79.95
	Total Offering Amounts							$52,687,488.10	$4,884.14
	Total Fees Previously Paid								$3,275.51
	Total Fee Offsets								$0
	Net Fee Due								$1,608.63

(1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. .

(3)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)	The Representative’s Warrants are exercisable into a number of shares of Common Stock and/or Warrants equal to 5% of the number of shares of Common Stock sold in this offering at an exercise price equal to 125.0% of the public offering price per share.

(5)	Includes 15% of the shares of Common Stock and of the shares subject to the two Warrants which are part of the Unit.

(6)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A